EXHIBIT 5


                               Form of Application

1. POLICYOWNER

If a Trust, give Trustee, Trust name & Trust date. All correspondence will be sent to this address.

Full Name
___ Social Security Number
___ Tax I.D. Number
Date or Birth
Date of Trust
Address
City
State
ZIP
Day phone
U.S. Citizen: ___ Yes ___ No
Sex: ___ M ___ F
E-mail


JOINT OWNER (OPTIONAL)

Full Name
___ Social Security Number
___ Tax I.D. Number
Date or Birth or Trust
Relationship to Owner
Address
City
State
ZIP
Day phone
U.S. Citizen: ___ Yes ___ No
Sex: ___ M ___ F
E-mail


2. ANNUITANT(S) (If other than Owner)

Full Name
Social Security Number
Date or Birth or Trust
Relationship to Owner
Address
Day Phone
City
State
ZIP
U.S. Citizen: ___ Yes ___ No
Sex: ___ M ___ F


JOINT ANNUITANT (OPTIONAL)
Full Name
Social Security Number
Date or Birth or Trust
Relationship to Owner
Address
Day Phone
City
State
ZIP
U.S. Citizen: ___ Yes ___ No
Sex: ___ M ___ F

NOTE FOR ARIZONA RESIDENTS: On written request, Acacia will provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the policy for which you are applying. After you receive a policy from Acacia, if you are not satisfied with it, you may return it to us or the selling agent within ten days of the date of delivery of the policy. The amount of the refund will be equal to that permitted by Arizona Insurance Code.


3. BENEFICIARY

PRIMARY: Full Name
Relationship to Owner
CONTINGENT: Full Name
Relationship to Owner


4. PREMIUM PAYMENT

All premium checks must be made payable to Acacia National Life Insurance Company. Do not make check payable to the agent or leave the payee blank. Initial Premium With Application: $____________________

I want to make subsequent premium payments of $____________________ at the following frequency: ___ Annual ___ Semi-annual ___ Quarterly ___ Monthly
___ EFT
Other____________________________________

If EFT is elected, please attach a voided check and the date on which you wish us to withdraw from your bank account.


5. OPTION FEATURES

GUARANTEED MINIMUM DEATH BENEFIT
___ Annual Step-up   ___ 5% Roll-up   ___ Greater of Step-up or 5% Roll-up
FREE PARTIAL WITHDRAWAL
___ 10% Policy Value ___ Expanded
WITHDRAWAL CHARGE PERIOD
___ 5 Year   ___ 7 Year
___ MINIMUM PREMIUM


6. ANNUITY TYPE
PLAN TYPE
___ Nonqualified
___ 457 Deferred Comp
___ 401(a) Pension/Profit Sharing
___ 401(k) Profit Sharing
___ 408(b) IRA
___ 408(k) SEP-IRA
___ 408(p) SIMPLE IRA
___ 408A ROTH IRA
___ 403(b) TSA
--- ----------------------

TYPE OF TRANSFER
___ 1035 Exchange
___ Direct Transfer
___ Direct Rollover
___ Roth Conversion



7. REPLACEMENT

Do you have any existing life insurance or annuities?
___ Yes   ___ No
Will this annuity replace any existing life insurance or annuity?
___ Yes   ___ No
Company __________________________________________________________
Policy No. __________________________________________________________


NOTE FOR ARIZONA RESIDENTS: On written request, Acacia will provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the policy for which you are applying. After you receive a policy from Acacia, if you are not satisfied with it, you may return it to us or the selling agent within ten days of the date of delivery of the policy. The amount of the refund will be equal to that permitted by Arizona Insurance Code.



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8. SPENDTHRIFT PROTECTION ENDORSEMENT
If electing the spendthrift protection endorsement, please check here: ___

9. ENDORSEMENT/CORRECTIONS Home Office use only
Changes in the amount, age at issue, classification, plan of insurance or benefits must be agreed to in writing by me. Any other corrections noted shall be binding without my written agreement. This section will not be used in MD, PA or WV.

10. SUITABILITY INFORMATION

All Registered Representatives must provide their Broker/Dealer with client information applicable to suitability. (See your Broker/Dealer for details.)

Applicants are urged to supply information in order that the agent may make an informed judgment as to the suitability for a particular purchaser of a variable annuity. If the Applicant chooses not to do so, the agent must complete the following items to the best of his/her knowledge.

___ Check this box if the information was not provided by the Applicant.
a. Income for the past 12 months $__________
b. Projected income for the next 12 months $__________
c. Tax Bracket  _________%
d. Approximate net worth (excluding home) $__________
e. Is the Proposed Owner(s) in good health on the application date?
___ Yes    ___ No      (If no, explain)
Annuitant(s)?  ___ Yes   ___ No      (If no, explain)
f. Owner's Occupation(s)
g. Employer Name and Address
h. Existing TAG Account?  ___ Yes #_________________   ___ No

INVESTMENT OBJECTIVES: Check at least one. Multiple objectives can be ranked based on importance to you. Primary = 1, Secondary = 2, etc.
___Growth Gain ___Speculation Gain ___Income
___Tax Advantaged ___Preservation of Capital

RISK TOLERANCE:Rank based on your level of risk. Tolerable = 1, least Tolerable = 4
___Low Risk ___Moderate Risk
___Aggressive Risk ___ Speculative Risk
Supervisory Principal's Signature



11. TELEPHONE AUTHORIZATION

Unless waived, the Policyowner and Representative will have automatic telephone transfer authorization.

___ I do NOT want telephone transfer authorization. ___ I do NOT give my Registered Rep transfer authorization.

I hereby authorize and direct Acacia to make allowable transfers of funds or reallocation of net premiums among available subaccounts based upon instructions received by telephone from (a) me, as Policyowner, (b) my Registered Representative in Section 14, and (c) the person(s) named below. Acacia will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Acacia will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If Acacia does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, Acacia may be liable for any losses due to unauthorized or fraudulent instructions.

Name per (c) above
Social Security Number
Address

(This is not to be used for Fee Advisor authorization)

I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the authorization is revoked by either Acacia or me. The revocation is effective when received in writing or by telephone by the other party.


12. REMARKS

FOR YOUR PROTECTION, PLEASE READ THE FOLLOWING NOTICE:
In several states, we are required to advise you of the following: Any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, is guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

NOTE FOR COLORADO RESIDENTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

NOTE FOR OREGON/VIRGINIA RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

NOTE FOR NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal or civil penalties.



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13. ALLOCATION

Choose either a. or b. Acacia allows you to choose either the (A) MODEL ASSET ALLOCATION PROGRAM and its options or (B) OWNER DIRECTED ASSET ALLOCATION PROGAM and its options.

a. I want to participate in the MODEL ASSET ALLOCATION PROGRAM (Quarterly rebalancing is automatic.)
___ Yes If yes, please select one Portfolio A-J.

___   Portfolio   A   Conservative   (WITH   International)
___   Portfolio   B   Conservative-Moderate  (WITH  International)
___   Portfolio   C   Moderate  (WITH International)
___   Portfolio   D   Moderate-Aggressive  (WITH  International)
___   Portfolio   E   Aggressive  (WITH  International)
___   Portfolio   F   Conservative (WITHOUT   International)
___   Portfolio   G   Conservative-Moderate (WITHOUT International)
___   Portfolio   H   Moderate (WITHOUT  International)
___   Portfolio   I   Moderate-Aggressive  (WITHOUT International)
___   Portfolio   J   Aggressive (WITH International)
___   Other           ______________________________________

b. I want to participate in the OWNER DIRECTED ASSET ALLOCATION PROGRAM
___ Yes   If yes, please select using whole percentages only. Must total 100%.

CALVERT SOCIAL
_____% Money Market
_____% Balanced
_____% Small Cap Growth
_____% Mid Cap Growth
_____% International Equity
DEUTSCHE VIT
_____% Equity 500 Index
_____% Small Cap Index
_____% EAFE Equity Index
NEUBERGER BERMAN
_____% Limited Maturity Bond
_____% Growth
_____% Partners
OPPENHEIMER
_____% High Income Fund/VA
_____% Capital Appreciation Fund/VA
_____% Aggressive Growth Fund/VA
_____% Main Street Growth & Income Fund/VA
_____% Strategic Bond Fund/VA
FRANKLIN TEMPLETON
_____% Asset Strategy
_____% International Securities
VAN ECK
_____% Worldwide Hard Assets
ALGER AMERICAN
_____% Growth
_____% MidCap Growth
_____% Small Capitalization
FIDELITY
_____% Equity-Income*
_____% High Income*
_____% Contrafund*
ACACIA NATIONAL
_____%  General/Fixed  Account (not available in Oregon)

100  % TOTAL

     *Service Class 2

___ CHECK HERE FOR PORTFOLIO REBALANCING

I elect Portfolio Rebalancing (Automatic Rebalancing). Please rebalance the values of my subaccounts to maintain the specific allocations chosen above. The first rebalancing should occur every:
___ 3 months, ___ 6 months, or ___ 1 year (check one) beginning on (date) ________________________
or ___ 3 months, ___ 6 months, ___ 1 year (check one) after issue date.


14. SYSTEMATIC WITHDRAWALS

Minimum withdrawal is $250; cash surrender value remaining after each withdrawal must be at least $1,000.

___ I request that systematic withdrawals of $ _________________ be made from this contract in the following frequency (check one):

___ Annually     ___ Semi-Annually     ___ Quarterly     ___ Monthly

Begin payments on ______/______/______ (date).

Continue payments as allowed per policy provisions or until I direct you otherwise.

___ DO   ___ DO NOT  Withhold Federal income tax from my payment.

Percentage _____ (10% will be withheld unless otherwise indicated)

___ I would like these withdrawals automatically deposited to my bank account.

(Complete Form E for Pre-Arranged Deposits)

NOTE: Requested amount will be amount of check. This amount will be increased for any withdrawal charges and/or taxes. Also, certain withdrawals prior to age 59-1/2 may be subject to federal tax penalties.

15. DOLLAR COST AVERAGING

Transfers totalling less than $100 are not permitted. NOTE: IF THIS OPTION IS CHOSEN, THERE MUST BE SUFFICIENT ALLOCATION TO THE MONEY MARKET IN THE ALLOCATION SECTION ON THE APPLICATION. THIS OPTION WILL STAY IN EFFECT UNTIL THE FUND IS DEPLETED OR UNTIL I CANCEL THIS OPTION IN WRITING OR WITH AN AUTHORIZED TELEPHONE INSTRUCTION.

Transfer $ ____________ per month from the ___ Money Market or from the ___ Acacia National General Account (36 months minimum).

CALVERT SOCIAL
_____% Money Market
_____% Balanced
_____% Small Cap Growth
_____% Mid Cap Growth
_____% International Equity

DEUTSCHE VIT
_____% Equity 500 Index
_____% Small Cap Index
_____% EAFE Equity Index

NEUBERGER BERMAN
_____% Limited Maturity Bond
_____% Growth
_____% Partners

OPPENHEIMER
_____% High Income Fund/VA
_____% Capital Appreciation Fund/VA
_____% Aggressive Growth Fund/VA
_____% Main Street Growth & Income Fund/VA
_____% Strategic Bond Fund/VA

FRANKLIN TEMPLETON
_____% Asset Strategy
_____% International Securities

VAN ECK
_____% Worldwide Hard Assets

ALGER AMERICAN
_____% Growth
_____% MidCap Growth
_____% Small Capitalization

FIDELITY
_____% Equity-Income*
_____% High Income*
_____% Contrafund*

ACACIA NATIONAL
_____% General/Fixed Account (not available in Oregon)

  100  % TOTAL

     *Service Class 2


16. EARNINGS SWEEP (INTEREST SWEEP)

Transfers totalling less than $100 are not permitted. NOTE: IF THIS OPTION IS CHOSEN, THERE MUST BE SUFFICIENT ALLOCATION TO THE MONEY MARKET IN THE ALLOCATION SECTION ON THE APPLICATION. THIS OPTION WILL STAY IN EFFECT UNTIL THE FUND IS DEPLETED OR UNTIL I CANCEL THIS OPTION IN WRITING OR WITH AN AUTHORIZED TELEPHONE INSTRUCTION.

Please calculate the gain on all subaccounts every:
___ 3 months, ___ 6 months, ___ 1 year (check one) and deposit those gains in the subaccounts listed below:

CALVERT SOCIAL
_____% Money Market
_____% Balanced
_____% Small Cap Growth
_____% Mid Cap Growth
_____% International Equity

DEUTSCHE VIT
_____% Equity 500 Index
_____% Small Cap Index
_____% EAFE Equity Index

NEUBERGER BERMAN
_____% Limited Maturity Bond
_____% Growth
_____% Partners

OPPENHEIMER
_____% High Income Fund/VA
_____% Capital Appreciation Fund/VA
_____% Aggressive Growth Fund/VA
_____% Main Street Growth & Income Fund/VA
_____% Strategic Bond Fund/VA

FRANKLIN TEMPLETON
_____% Asset Strategy
_____% International Securities

VAN ECK
_____% Worldwide Hard Assets

ALGER AMERICAN
_____% Growth
_____% MidCap Growth
_____% Small Capitalization

FIDELITY
_____% Equity-Income*
_____% High Income*
_____% Contrafund*

ACACIA NATIONAL
_____% General/Fixed Account (not available in Oregon)

100  % TOTAL

     *Service Class 2

The first sweep of earnings should occur on (date) _______________ or every ___ 3 months, ___ 6 months, ___ 1 year (check one) after issue date.
(NOT AVAILABLE WITH DOLLAR COST AVERAGING)



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IMPORTANT:
     MAKE ALL CHECKS PAYABLE ONLY TO ACACIA NATIONAL LIFE INSURANCE COMPANY

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete, and true.
2. I (We) certify that the Social Security or taxpayer identification number shown above is correct.
3. I (WE) UNDERSTAND THAT POLICY VALUES MAY INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AND THAT THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND THIS POLICY MEETS MY INVESTMENT OBJECTIVES AND ANTICIPATED FINANCIAL NEEDS.
4. The Annuity Date is the later of five policy years or age 85 unless otherwise requested.
5. I (We) have been given a current Prospectus for this variable annuity which explains insurance-related charges.

6. If you are purchasing this policy for use in a tax-qualified plan, please acknowledge the following: I have been informed and understand that a tax-deferred accrual feature is provided through my tax-qualified plan and this annuity does not provide any additional tax-deferral benefit. In addition, I am also acknowledging that I am purchasing this annuity policy for use in a tax-qualified plan because of its features and/or benefits other than tax-deferral (such as the lifetime income option, available death benefit and/or maximum guarantee fees).

Dated and Signed at           CITY STATE               on this Date

Signature of Owner                      Title of Officer or Trustee(s)

Signature of Joint Owner                Title of  Officer  or  Trustee(s)

Signature  of  Annuitant if other than Owner

Signature of Joint Annuitant


REGISTERED REPRESENTATIVE STATEMENT:(MUST CHECK APPROPRIATE BOX) To your knowledge, does the applicant have existing life insurance or annuity policies?
___ Yes ___ No. Do you have any knowledge or reason to believe that replacement of existing insurance or annuity coverage may be involved? ___ Yes ___ No (If yes, give details in Section 11 and complete any state required replacement forms.) I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus and fund prospectus were delivered; and (3) I have reasonable grounds to believe the purchase of the policy is suitable for the owner.

Signature of Registered Representative/Agent

Print Name Here



17. POLICY DELVIERY

If not completed, policy will be sent to Registered Representative.

Send to:  ___ Owner   ___ Representative


18 REPRESENATIVE/DEALER INFORMATION

Schedule Type:     ___ A     ___ B     ___ C     (Default is Schedule B.)
Existing TAG Representative?     ___ Yes     ___ No

Representative Name (please print)                Code

Representative Name (please print)                Code

Agency/Broker Dealer                              Code

If the client has selected to participate in the MODEL PORTFOLIO PROGRAM, did the client complete the asset allocation questionnaire?
___ Yes   ___ No



19. QUESTIONS (Representative use only)

If the Service Center has questions concerning this application, whom should we call at your office?

Name (please print)
Phone
Fax
E-mail


20. MAIL APPLICATION TO:

Acacia National Life Insurance Company
P.O. Box 82579
Lincoln, NE 68501-2579
FAX#: 402-467-6153

OVERNIGHT DELIVERS:
Acacia National Life Insurance Company
5900 O Street
Lincoln, NE 68510